CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-256776 on Form S-6 of our report dated August 2, 2021, relating to the financial statement of FT 9520, comprising Cybersecurity Portfolio, Series 25, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 2, 2021